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                                                   CONSECO, INC. AND SUBSIDIARIES
                                                                                                                        Exhibit 12.1
                                         Computation of Ratio of Earnings to Fixed Charges,
                               Preferred Dividends and Distributions on Company-Obligated Mandatorily
                                        Redeemable Preferred Securities of Subsidiary Trusts
                                                           (Dollars in millions)

                                                                                                              Nine Months Ended
                                                                   Year Ended December 31,                      September 30,
                                                    ----------------------------------------------------    ---------------------
                                                      1993       1994        1995      1996       1997        1997          1998
                                                    --------   --------    --------  --------   --------    --------       ------
Pretax income from operations:
   Net income....................................  $  413.1     $330.5    $  470.9   $  452.2   $  866.4   $  712.3       $  203.0
   Add income tax expense........................     307.1      231.2       240.7      302.2      560.1      456.0          287.1
   Add extraordinary charge on
     extinguishment of debt......................      11.9        4.0         2.1       26.5        6.9        6.2           42.6
   Add minority interest.........................      78.2       59.0       109.0       34.9       52.3       37.9           60.4
   Less equity in undistributed
     earnings of CCP Insurance, Inc..............     (36.6)     (23.8)        -          -          -          -              -
   Less equity in undistributed
     earnings of Western National Corp...........       -        (37.2)        -          -          -          -              -
                                                   --------     ------    --------   --------   --------   --------       --------

         Pretax income...........................     773.7      563.7       822.7      815.8    1,485.7    1,212.4          593.1
                                                   --------     ------    --------   --------   --------   --------       --------

Add fixed charges:
   Interest expense on annuities and financial
      products...................................     408.5      134.7       585.4      668.6      697.1      524.6          553.9
   Interest expense:
     Corporate...................................      58.0       59.3       119.4      108.1      109.4       76.0          120.6
     Finance.....................................      51.2       41.6        57.3       70.1      160.9      111.4          160.3
     Investment borrowings.......................      10.6        7.7        22.2       22.0       42.0       17.7           51.9
   Other  .......................................        .6         .9         1.0         .9         .7         .6             .4
   Portion of rental(1)..........................       5.4        7.9         8.9       10.9       13.7       10.1           11.0
                                                   --------     ------    --------   --------   --------   --------       --------

       Fixed charges.............................     534.3      252.1       794.2      880.6    1,023.8      740.4          898.1
                                                   --------     ------    --------   --------   --------   --------       --------

       Adjusted earnings.........................  $1,308.0     $815.8    $1,616.9   $1,696.4   $2,509.5   $1,952.8       $1,491.2
                                                   ========     ======    ========   ========   ========   ========       ========

       Ratio of earnings to fixed charges........     2.45X      3.24X       2.04X      1.93X      2.45X      2.64X          1.66X
                                                      =====      =====       =====      =====      =====      =====          =====

       Ratio of earnings to fixed charges,
          excluding interest on annuities and
          financial product policyholder account
          balances and interest expense on debt
          related to finance receivables and
          other investments................. ....    13.09X      9.28X       7.36X      7.80X     13.00X     14.98X          5.49X
                                                     ======      =====       =====      =====     ======     ======          =====

       Ratio of earnings (excluding nonrecurring
          charge related to Green Tree of $688.0
          million) to fixed charges..............                                                                            2.43X
                                                                                                                             =====

       Ratio of earnings (excluding nonrecurring
          charge related to Green Tree of $688.0
          million) to fixed charges, excluding
          interest on annuities and financial
          product policyholder account balances
          and interest expense on debt related
          to finance receivables and other
          investments............................                                                                           10.71X
                                                                                                                            ======


                                                   (continued on following page)

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                                                   CONSECO, INC. AND SUBSIDIARIES

                                         Computation of Ratio of Earnings to Fixed Charges,
                               Preferred Dividends and Distributions on Company-Obligated Mandatorily
                                  Redeemable Preferred Securities of Subsidiary Trusts, continued
                                                           (Dollars in millions)

                                                                                                              Nine Months Ended
                                                                     Year Ended December 31,                     September 30,
                                                    ----------------------------------------------------    ---------------------
                                                      1993       1994       1995        1996      1997        1997          1998
                                                    --------   --------   --------    --------  --------    -------       -------

   Fixed charges.................................     $534.3     $252.1    $  794.2   $  880.6   $1,023.8    $740.4        $898.1
   Add dividends on preferred stock, including
     dividends on preferred stock of subsidiaries
     (divided by the rate of income before
     minority interest and extraordinary
     charge to pretax income)....................       35.3       34.8        40.3       57.6       40.4      37.2          11.6

   Add distributions on Company-obligated
     mandatorily redeemable preferred securities
     of subsidiary trusts........................         -          -           -         5.5       75.4      53.3          92.2
                                                    --------     ------    --------   --------   --------  --------      --------

       Fixed charges.............................   $  569.6     $286.9    $  834.5   $  943.7   $1,139.6  $  830.9      $1,001.9
                                                    ========     ======    ========   ========   ========  ========      ========

       Adjusted earnings.........................   $1,308.0     $815.8    $1,616.9   $1,696.4   $2,509.5  $1,952.8      $1,491.2
                                                    ========     ======    ========   ========   ========  ========      ========

       Ratio of earnings to fixed charges,
          preferred dividends and distributions
          on Company-obligated mandatorily
          redeemable preferred securities
          of subsidiary trusts...................     2.30X      2.84X        1.94X      1.80X      2.20X     2.35X         1.49X
                                                      =====      =====        =====      =====      =====     =====         =====
       Ratio of earnings to fixed charges,
          preferred dividends and distributions
          on Company-obligated mandatorily
          redeemable preferred securities of
          subsidiary trusts, excluding interest
          on annuities and financial product
          policyholder account balances and
          interest expense on debt related to
          finance receivables and other
          investments...........................      8.44X      6.14X        5.61X      5.11X      6.72X     7.33X         3.08X
                                                      =====      =====        =====      =====      =====     =====         =====

       Ratio of earnings (excluding nonrecurring
          charge related to Green Tree of $688.0
          million) to fixed charges, preferred
          dividends and distributions on Company-
          obligated mandatorily redeemable
          preferred securities of subsidiary
          trusts.................................                                                                            2.18X
                                                                                                                             =====

       Ratio of earnings (excluding nonrecurring
          charge related to Green Tree of $688.0
          million) to fixed charges, preferred
          dividends and distributions on Company-
          obligated mandatorily redeemable
          preferred securities of subsidiary trusts,
          excluding interest on annuities and
          financial product policyholder account
          balances and interest expense on debt
          related to finance receivables and
          other investments......................                                                                            5.99X
                                                                                                                             =====

   (1) Interest portion of rental is assumed to be 33 percent.

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